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                                                                   Exhibit 4(e)

                                                                EXECUTION COPY



                  AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

        This Amendment No. 2 to Note Purchase Agreement (this "Amendment") is entered into as of November 30, 1995 by PIONEER-STANDARD ELECTRONICS, INC. (the "Company") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (the "Noteholder").

PRELIMINARY STATEMENT.

        1. The Company and the Noteholder have entered into a Note Purchase Agreement, dated as of October 31, 1990 (the "Original Purchase Agreement"), pursuant to which, at a closing held on November 2, 1990, the Noteholder purchased $20,000,000 in aggregate principal amount of the Company's 9.79% Senior Notes due November 1, 2000 (the "Notes"), which Original Purchase Agreement has been amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of November 1, 1991 (as so amended, the "Purchase Agreement"). The Noteholder was the sole purchaser and remains the sole record and beneficial owner of the Notes. Capitalized terms used herein and not otherwise defined herein are used with the meanings assigned thereto in the Purchase Agreement.

        2. The Company now owns one hundred percent (100%) of the outstanding capital stock of Pioneer-Standard Canada Inc., a corporation organized under the laws of the Province of Ontario ("Pioneer/Canada"), and one hundred percent (100%) of Pioneer-Standard of Maryland, Inc., a Maryland corporation ("Pioneer/Maryland"). As of the date of this Amendment, Pioneer/Maryland will merge with and into Pioneer/Technologies Group, Inc., a Maryland corporation ("Pioneer/Technologies") (the "Merger"), with the survivor of the Merger, Pioneer/Technologies, becoming the wholly-owned subsidiary of the Company and changing its name to Pioneer-Standard of Maryland, Inc. The Company desires that each of Pioneer/Canada,
Pioneer/Maryland and Pioneer/Technologies be designated as "Restricted Subsidiaries" under the Purchase Agreement.

        3. Concurrently herewith the Company and Pioneer/Technologies have entered into that certain Credit Agreement with certain lenders, including, without limitation, National City Bank, a national banking association, as agent thereunder (the "Credit Agreement"), pursuant to which the Company and Pioneer/Technologies may borrow up to $200,000,000 in the aggregate. In addition, the Company and Pioneer/Technologies may borrow up to $40,000,000 for short-term overnight borrowing needs, the Company may enter into a $10,000,000 line of credit facility for foreign exchange purchases/sales, and Pioneer/Canada may enter into a $10,000,000 line of credit facility for foreign exchange purchases/sales (collectively, the "Short-Term Facility").



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        4.      Under Sections 9.22 and 12.1 of the Purchase Agreement, a
Restricted Subsidiary must be, among other things, incorporated and organized under the laws of the United States or any jurisdiction thereof, which would prohibit Pioneer/Canada from being a Restricted Subsidiary. In addition,
Section 12.1 of the Purchase Agreement prohibits Pioneer/Technologies from being a Restricted Subsidiary.

        5. Under Section 9.10 of the Purchase Agreement, the Company is required to maintain Consolidated Net Worth in an amount not less than the sum of (a) $32,000,000 and (b) 50% of Cumulative Consolidated Net Income.

        6. Under Sections 9.13 and 9.14 of the Purchase Agreement, the sum of Secured Debt and Restricted Subsidiary Indebtedness may not exceed 15% of Consolidated Net Worth. Under the Credit Agreement, Pioneer/Technologies is permitted to borrow up to $75,000,000.

        7. Under Section 9.15 of the Purchase Agreement, the ability of the Company and each Restricted Subsidiary to merge or consolidate with any other Person is subject to certain conditions set forth therein.

        8. Under Section 9.16 of the Purchase Agreement, the ability of the Company and each Restricted Subsidiary to, directly or indirectly, in a single transaction or a series of transactions, sell, lease, transfer, abandon or otherwise dispose of all or any part of their property, other than in the ordinary course of its business, is subject to certain conditions set forth therein.

        9. Under Section 9.19 of the Purchase Agreement, the Company and each Restricted Subsidiary is prohibited from making Restricted Payments or Restricted Investments unless certain financial and other tests are met.

        10. Under Section 9.20 of the Purchase Agreement, the Company and its Restricted Subsidiaries are prohibited from, directly or indirectly, expressly or by operation of law, creating, incurring, issuing, assuming, guaranteeing or in any manner becoming liable, contingently or otherwise, in respect of any Funded Indebtedness unless, immediately thereafter, and after giving effect thereto on a PRO FORMA basis, (i) the ratio of Consolidated Funded Indebtedness to Total Capitalization is less than or equal to 0.65 to
1.00 at any time from the Closing Date through and including December 31, 1994 and (ii) the ratio of Consolidated Funded Indebtedness to Total Capitalization is less than or equal to 0.60 to 1.00 at any time subsequent to December 31, 1994.

        11. Under Section 12.1 of the Purchase Agreement, the Consolidated Net Worth of the Company does not include the amount at which the Company's investment in Pioneer/Technologies would be reflected on the balance sheet of the Company.

        12. On the terms and subject to the conditions set forth in this Amendment, and as an inducement to the Noteholder to consent to the Merger and certain other actions, the Company and the Noteholder desire to amend the Purchase Agreement as set forth below.


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        NOW, THEREFORE, the Company and the Noteholder agree as follows:

SECTION 1. GENERAL REPRESENTATIONS AND WARRANTIES OF
                  THE COMPANY.

        The Company hereby represents and warrants to the Noteholder as follows:

        Section 1.1. REPRESENTATIONS AND WARRANTIES IN PURCHASE AGREEMENT. The representations and warranties with respect to the Company contained in the Purchase Agreement are true and correct in all material respects and the Noteholder shall be entitled to rely on such representations and warranties as if they were made to the Noteholder in this Amendment as of the date hereof.

        Section 1.2. REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. The representations and warranties with respect to the Company contained in the Credit Agreement and in any document, certificate or instrument delivered pursuant to the Credit Agreement are true and correct in all material respects and the Noteholder shall be entitled to rely on such representations and warranties as if they were made to the Noteholder in this Amendment as of the date hereof.

SECTION 2. AMENDMENTS TO THE PURCHASE AGREEMENT.

        The Purchase Agreement is hereby amended in the following respects:

        Section 2.1. AMENDMENT TO SECTION 9.10 OF THE PURCHASE AGREEMENT.
Section 9.10 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.10 in lieu thereof:

                Section 9.10 MAINTENANCE OF CONSOLIDATED NET WORTH. The Company shall at all times maintain a Consolidated Net Worth in an amount not less than the sum of (a) $120,000,000, (b) 50% of Cumulative Consolidated Net Income and (c) 100% of the net proceeds to the Company of any offering of equity securities.

        Section 2.2. AMENDMENT TO SECTION 9.13 OF THE PURCHASE AGREEMENT.
Section 9.13 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.13 in lieu thereof:

                Section 9.13 LIENS. (a) Neither the Company nor any Restricted Subsidiary will create, incur or suffer to exist any Lien on property which is owned by the Company or such Restricted Subsidiary, respectively, on the date hereof and which is not presently subject to any Lien or any property which is hereafter acquired by the Company or any Restricted Subsidiary, other than (i) Permitted Liens and (ii) any lien other than Permitted Liens on such property which secures Debt ("Secured Debt"), so long as (x) the sum of the principal amount of all Secured Debt outstanding and the aggregate outstanding amount

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        of Restricted Subsidiary Indebtedness created, incurred or suffered to exist pursuant to Section 9.14 hereof at no time exceeds One Hundred Million Dollars ($100,000,000), (y) there does not exist at the time of incurrence or creation of any such Lien any Default or Event of Default which has not been waived pursuant to Section 13.4 hereof or cured pursuant to Section 11.4 hereof and (z) the creation, incurrence and existence of such Secured Debt does not otherwise give rise to or represent a Default or Event of Default (including, but not limited to, a Default or Event of Default under Section 9.20 hereof).

                (b) If any property of the Company or any Restricted Subsidiary is subjected to a Lien in violation of this Section 9.13, there shall automatically arise a Lien in favor of the holders of the Notes, or, if legally necessary to satisfy the following requirements of this paragraph, the Company will make or cause to be made provision whereby, in either case, the Notes will be secured equally and ratably with all obligations secured by such Lien, and, in any case, the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled under applicable law, of an equitable Lien on such property securing (in the manner as aforesaid) the Notes and such other obligations. Such violation of this Section 9.13 shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 9.13(b).

                Section 2.3. AMENDMENT TO SECTION 9.14 OF THE PURCHASE AGREEMENT. Section 9.14 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.14 in lieu thereof:

                Section 9.14 RESTRICTED SUBSIDIARY INDEBTEDNESS. The Company will not permit any Restricted Subsidiary, directly or indirectly, expressly or by operation of law, to create, incur, assume, guarantee, in any manner become liable in respect of or suffer to exist any Restricted Subsidiary Indebtedness unless the sum of the principal amount of all Restricted Subsidiary Indebtedness outstanding and the aggregate outstanding amount of Secured Debt created, incurred or suffered to exist pursuant to Section 9.13 hereof at no time exceeds One Hundred Million Dollars ($100,000,000), and the creation, incurrence and existence of such Restricted Subsidiary Indebtedness does not otherwise give rise to or represent a Default or Event of Default. The Company will not permit Pioneer/Technologies, directly or indirectly, expressly or by operation of law, to create, incur, assume, guarantee, in any manner become liable in respect of or suffer to exist any Indebtedness unless the sum of the principal amount of all Indebtedness of Pioneer/Technologies outstanding at no time exceeds Seventy-Five Million Dollars ($75,000,000). Notwithstanding anything contained in this Section 9.14 to the contrary, the Company may permit and suffer to exist (a) any Restricted Subsidiary Guaranty of the Indebtedness of the Company incurred under the Credit Agreement, the Short-Term Facility or hereunder, (b) Indebtedness of any Restricted Subsidiary

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        incurred under the Short-Term Facility and (c) Indebtedness incurred by Pioneer/Technologies under the Credit Agreement.

        Section 2.4. AMENDMENT TO SECTION 9.15 OF THE PURCHASE AGREEMENT.
Section 9.15 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.15 in lieu thereof:

                Section 9.15 MERGER; SALE OF ASSETS. Other than the
        Merger, none of the Company or any Restricted Subsidiary will enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of its property or business, unless approved in advance by the holders of at least 66-2/3% in aggregate unpaid principal amount of the Notes then Outstanding.

        Section 2.5. AMENDMENT TO SECTION 9.16 OF THE PURCHASE AGREEMENT.
Section 9.16 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.16 in lieu thereof:

                  Section 9.16 THIS SECTION INTENTIONALLY OMITTED.

        Section 2.6. AMENDMENT TO SECTION 9.20 OF THE PURCHASE AGREEMENT.
Section 9.20 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.20 in lieu thereof:

                Section 9.20 LIMITATIONS ON CONSOLIDATED FUNDED INDEBTEDNESS. The Company will not permit the ratio of Consolidated Funded Indebtedness to Total Capitalization of the Company and its Restricted Subsidiaries to be greater than (i) 0.65 to 1.00 at any time from the Closing Date through and including December 31, 1994, (ii) 0.60 to 1.00 at any time subsequent to December 31, 1994 through and including March 30,1997, (iii) 0.575 to 1.00 at any time subsequent to March 30,1997 through and including March 30, 1998 and (iv) 0.55 to 1.00 at any time subsequent to March 30, 1998.

        Section 2.7. ADDITION OF SECTION 9.23 TO THE PURCHASE AGREEMENT. The following new Section 9.23 shall be added to the Purchase Agreement:

                Section 9.23 DELIVERY OF SUBSIDIARY GUARANTEES. Within 10 days after the Company forms or acquires any Subsidiary, other than Pioneer/Canada or Pioneer/Technologies, the Company shall cause such additional Subsidiary to execute and deliver to each of the Noteholders a guarantee agreement (together with such other documents as the Noteholders shall reasonably request), in form and substance satisfactory to the Noteholders, whereby such additional Subsidiary agrees that it shall be jointly and severally liable for the obligations of the Company under the Purchase Agreement; PROVIDED, HOWEVER, that the obligation to execute and deliver a guarantee agreement shall not apply in the case of any particular additional Subsidiary unless and until such Subsidiary

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        has received funding from the Company and/or Pioneer/Technologies in excess of $100,000 or the aggregate funding from the Company and/or Pioneer/Technologies to all Subsidiaries (other than Pioneer/Technologies and Pioneer/Canada) exceeds $500,000.


        Section 2.8. ADDITION OF SECTION 9.24 TO THE PURCHASE AGREEMENT. The following new Section 9.24 shall be added to the Purchase Agreement:

                Section 9.24 INVESTMENT AND LOAN LIMIT. None of the Company or any Restricted Subsidiary (other than Pioneer/Canada), together or individually, directly or indirectly, in any instance or in the aggregate over time may: (a) invest in any manner more than $10,800,000 in Pioneer/Canada or (b) loan more than an aggregate principal amount of $25,000,000 to Pioneer/Canada.

        Section 2.9. AMENDMENT TO SECTION 11.1 OF THE PURCHASE AGREEMENT.
Section 11.1 of the Purchase Agreement is hereby amended by deleting paragraph
(c) thereof in its entirety and substituting the following new paragraph (c) in lieu thereof:

                (c) the Company shall default in the due and punctual performance of or compliance with any covenant, condition or agreement to be performed or observed by it under Section 9.3(b) or Sections 9.10 through 9.20 hereof; the Company shall use the proceeds of sale of the Notes other than as described in Section 1.3 hereof; or the Company, pursuant to the provisions of the Credit Agreement, shall be required to pay to or deposit with the Agent or any Lender under the Credit Agreement an amount equal to the face amount of the Interim Letter of Credit; or

        Section 2.10. AMENDMENT TO SECTION 12.1 OF THE PURCHASE AGREEMENT.
Section 12.1 of the Purchase Agreement is hereby amended by deleting the definition of "Consolidated Net Worth" in its entirety and substituting the following new definition in lieu thereof:

                The term "Consolidated Net Worth" shall mean, as of the date of determination thereof, the sum of the amount of common stock, the aggregate liquidation preference of any preferred stock, capital surplus and retained earnings accounts, less treasury stock, which would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of the date of determination in accordance with generally accepted accounting principles, less all Minority Interests.

        Section 2.11. AMENDMENT TO SECTION 12.1 OF THE PURCHASE AGREEMENT.
Section 12.1 of the Purchase Agreement is hereby amended by deleting the definition of "Cumulative Consolidated Net Income" in its entirely and substituting the following new definition in lieu thereof:

                The term "Cumulative Consolidated Net Income" shall mean, as of the date of determination thereof, an amount equal to the sum of the Consolidated Net Income for (i) each complete Fiscal Year for which financial statements have been delivered or are required to have been delivered pursuant to

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        Section 10.1(a) hereof and which commenced after September 30,
        1995 and ended prior to such date of determination (treating each such complete Fiscal Year as a separate accounting period for such purpose) and (ii) each complete Fiscal Quarter for which financial statements have been delivered or are required to have been delivered pursuant to
        Section 10.1(b) hereof and which commenced after the end of the last such complete Fiscal Year and ended prior to such date of determination (treating each such complete Fiscal Quarter as a separate accounting period for such purpose), but without subtraction of the amount of any Consolidated Net Loss for any such Fiscal Year or Fiscal Quarter.

        Section 2.12. AMENDMENT TO SECTION 12.1 OF THE PURCHASE AGREEMENT.
Section 12.1 of the Purchase Agreement is hereby amended by deleting the definition of "Current Liabilities" in its entirely and substituting the following new definition in lieu thereof:

                The term "Current Liabilities" of any Person, at any date of determination, shall mean all amounts which, in accordance with generally accepted accounting principles, would be included as current liabilities on a balance sheet of such Person at such date, but shall under any circumstances include all Indebtedness payable on demand or maturing within one year after such date without any option on the part of the obligor to extend or renew beyond such year; provided, however, notwithstanding the foregoing, in no event shall Current Liabilities include the outstanding principal amount of loans made pursuant to the Credit Agreement (excluding the Short-Term Facility) unless and until the earlier to occur of (a) the Facility Termination Date and (b) a default pursuant to the terms of the Credit Agreement.

        Section 2.13. AMENDMENT TO SECTION 12.1 OF THE PURCHASE AGREEMENT.
Section 12.1 of the Purchase Agreement is hereby amended by deleting the definition of "Funded Indebtedness" in its entirety and substituting the following new definition in lieu thereof:

                The term "Funded Indebtedness" of any Person, shall mean, as of the date of any determination thereof, all Indebtedness of such Person having a final maturity of one or more than one year from the date of creation thereof (other than that portion of the principal of such Funded Indebtedness due within one year from such date of determination, but including, however, any Indebtedness of such Person having a final maturity, duration or payment date within one year from such date which, pursuant to the terms of a revolving credit or similar agreement or otherwise may be renewed or extended at the option of such Person for more than one year from such date, whether or not theretofore renewed or extended); provided, however, that Funded Indebtedness shall include all Indebtedness incurred pursuant to the Credit Agreement (including, without limitation, any letters of credit referred to therein).

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        Section 2.14. AMENDMENT TO SECTION 12.1 OF THE PURCHASE AGREEMENT.
Section 12.1 of the Purchase Agreement is hereby amended by deleting the definition of "Indebtedness" in its entirety and substituting the following new definition in lieu thereof:

                The term "Indebtedness", with respect to any Person, shall mean and include the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (c) all Capitalized Lease Obligations of such Person; (d) all obligations or liabilities of others secured by a Lien on any Asset owned by such Person, irrespective or whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such Asset; (e) all obligations of such Person to pay the deferred purchase price of Assets or services, exclusive of trade and other payable which, by their terms, are due and payable within ninety (90) calendar days of the creation thereof and are not overdue or are being properly and expeditiously contested in good faith by appropriate proceedings, so long as appropriate reserves have been established and the use by such Person of any Assets involved has not been materially interfered with; (f) any liability (whether contingent or not) in respect of unfunded vested accrued benefits under any Pension Plan which is subject to Title IV of ERISA; (g) all liabilities of such Person in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other Financial institutions (whether or not representing obligations for borrowed money); and (h) any Guaranty of Indebtedness described in any of clauses (a) through (g) above, including reimbursement obligations in respect of letters of credit; provided, however, that Indebtedness shall not include any Guaranty (i) by the Company of Indebtedness of a Restricted Subsidiary or (ii) by a Restricted Subsidiary of Indebtedness of another Restricted Subsidiary; and provided, further, that, for purposes of any determination of Consolidated Funded Indebtedness and Section 9.20 hereof, no Guaranty shall be treated as Indebtedness if the obligation guaranteed thereby is Indebtedness; and, provided, further, that Indebtedness shall not include any Guaranty by the Company or a Restricted Subsidiary of the Indebtedness of another Person if (i) treating such Guaranty as Indebtedness would result in a violation of Section 9.20 hereof at the time the Company or such Restricted Subsidiary becomes liable therefor,
        (ii) the Company elects (and evidences such election by prompt written notice thereof to each holder of a Note) to treat such Guaranty as a Restricted Investment and (iii) treated as a Restricted Investment, the incurrence of such Guaranty can be effected in compliance with Section
        9.19 hereof.

        Section 2.15. AMENDMENT TO SECTION 12.1 OF THE PURCHASE AGREEMENT.
Section 12.1 of the Purchase Agreement is hereby amended by deleting the definition of "Restricted Investment" in its entirety and substituting the following new definition in lieu thereof:

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        The term "Restricted Investment" shall mean any Investment (other than an Investment in, to or in favor of any Person which is, or after the making of which, will be, a Restricted Subsidiary) paid for with cash or other property (other than equity securities of the Company) other than:

                (a) any certificate of deposit with a final maturity of one year or less issued by any bank or trust company having capital and surplus at the end of its most recently ended fiscal year in excess of $100,000,000;

                (b) commercial paper of any corporation incorporated in the United States of America maturing not more than 270 days from the date of issuance thereof and rated "A-1" or better by Standard & Poor's Ratings Services ("S&P") or "P-1" or better by Moody's Investors Service, Inc. ("Moody's"); provided, however, that any such commercial paper that is rated by both such rating agencies shall be rated "A-1" or better by S&P and "P-1" or better by Moody's;

                (c) any direct obligation of the United States of America or obligation of any instrumentality or agency thereof the payment of the principal of and interest on which is unconditionally guaranteed by the United States of America; PROVIDED, HOWEVER, that any such obligation shall have a final maturity date not more than two years after the acquisition thereof;

                (d) the Investment by the Company or any Restricted Subsidiary of the Company in Pioneer/Technologies;

                (e) any Indebtedness or other security of the Company or a Restricted Subsidiary which is purchased, repurchased, redeemed, prepaid or acquired or reacquired in any other manner by the Company or a Restricted Subsidiary, so long as such Indebtedness or other security is retired or cancelled promptly after its acquisition by the Company or such Restricted Subsidiary; and

                (f) any Investment by the Company or a Restricted Subsidiary the making of which constitutes a Restricted Payment.

        Section 2.16. AMENDMENT TO SECTION 12.1 OF THE PURCHASE AGREEMENT.
Section 12.1 of the Purchase Agreement is hereby amended by deleting the definition of "Restricted Subsidiary" in its entirety and substituting the following new definition in lieu thereof:

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        The term "Restricted Subsidiary" shall mean (i) any Subsidiary of the
Company hereafter designated by action of the Board of Directors of the Company as a Restricted Subsidiary pursuant to Section 9.22 hereof and (ii) any Subsidiary of the Company which executes and delivers to each of the Noteholders a guaranty agreement pursuant to Section 9.23 hereof; provided, however, that no corporation may be designated a Restricted Subsidiary unless:

                (a) such corporation is organized under the laws of the United States, Canada or any jurisdiction of the foregoing;

                (b) such corporation conducts substantially all of its business and owns substantially all of its property within the United States or Canada;

                (c) a majority of the shares of each class of the capital stock of such Subsidiary is owned by the Company directly or indirectly through another Restricted Subsidiary;

                (d) such corporation has not previously been designated as a Restricted Subsidiary hereunder and had such designation rescinded; and

                (e) the requirements of Section 9.22(a) have been complied with or are complied with concurrently with such designation;

        provided, further, that the designation of a Restricted Subsidiary may be rescinded by action of the Board of Directors of the Company pursuant to Section 9.22(c) hereof.

        Section 2.17. AMENDMENT TO SECTION 12.1 OF THE PURCHASE AGREEMENT. The following definitions are added to Section 12.1 of the Purchase Agreement, to be inserted therein in the appropriate alphabetical order:

                The term "Agent" shall have the meaning set forth in Article I of the Credit Agreement.

                The term "Credit Agreement" shall mean that certain Credit Agreement among the Company, Pioneer/Technologies and certain lenders, including, without limitation, National City Bank, a national banking association, as agent thereunder, pursuant to which the Company and Pioneer/Technologies may borrow up to $200,000,000 in the aggregate.

        The term "Facility Termination Date" shall have the meaning set forth in Article I of the Credit Agreement.

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                The term "Interim Letter of Credit" shall have the meaning set forth in Article I of the Credit Agreement.

                The term "Lender" shall have the meaning set forth in Article I of the Credit Agreement.

                The term "Merger" shall mean the merger whereby
        Pioneer/Maryland will acquire Pioneer/Technologies via a reverse cash-out merger with Pioneer/Technologies being the survivor and immediately changing its name to Pioneer-Standard of Maryland, Inc.

                The term "Merger Agreement" shall mean that certain Plan and Agreement of Merger among the Company, Pioneer/Maryland,
        Pioneer/Technologies, the shareholders identified on the signature pages thereof and Bruce S. Tucker, as shareholder representative, pursuant to which the Merger will occur.

                The term "Pioneer/Canada" shall mean Pioneer-Standard Canada Inc., a corporation organized under the laws of the Province of Ontario.

                The term "Pioneer/Maryland" shall mean Pioneer-Standard of Maryland, Inc., a Maryland corporation.

                The term "Restricted Subsidiary Guaranty" shall mean any Guaranty by a Restricted Subsidiary of the Indebtedness of (a) the Company or (b) another Restricted Subsidiary.

                The term "Substantial Portion" shall have the meaning set forth in Article I of the Credit Agreement.

                The terms "Maryland Guarantee" and "Canada Guarantee" shall mean the guaranty agreements executed and delivered by Pioneer-Standard of Maryland, Inc., as successor in interest to Pioneer/Technologies, and Pioneer/Canada, respectively, in each case in favor of the Noteholders.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.

        This Amendment shall not be effective unless and until the following conditions shall have been satisfied or waived:

        Section 3.1 OPINIONS OF COUNSEL FOR THE COMPANY. The Noteholder and its special counsel shall have received from each of (a) Calfee, Halter &
Griswold, Cleveland, Ohio, special United States counsel for the Company and
(b) Blake, Cassels & Graydon, special Canada counsel for the Company, an opinion, dated the date hereof, in form and substance satisfactory to the Noteholder and its special counsel, collectively relating to the Merger, the due authorization, execution and delivery by the Company, Pioneer/Technologies and Pioneer/Canada of this Amendment, the Maryland Guarantee and the Canada Guarantee,

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respectively, and the enforceability against the Company, Pioneer/Technologies and Pioneer/Canada of this Amendment, the Maryland Guarantee and the Canada Guarantee, respectively, in accordance with their respective terms.

        Section 3.2. CREDIT AGREEMENT. The Credit Agreement and all other documents, certificates or instruments delivered pursuant thereto shall have been reduced to writing and furnished to the Noteholder and its special counsel, and the Credit Agreement and such other documents, certificates and instruments shall be in form and substance satisfactory to the Noteholder and its special counsel. The Noteholder shall have received an Officer's Certificate of the Company certifying that attached thereto are true, correct and complete copies of a fully executed Credit Agreement and such other documents, certificates and instruments, that such documents are the only agreements between such parties relating to the transactions contemplated by the Credit Agreement, that each such document is in full force and effect without any term or condition thereof having been amended, modified or waived, that there is no default thereunder and that each of the conditions set forth in Section 3.1 of the Credit Agreement have been satisfied (without any thereof having been waived).

        Section 3.3. MERGER AGREEMENT. The Merger Agreement and all other documents, certificates or instruments delivered pursuant thereto shall have been reduced to writing and furnished to the Noteholder and its special counsel, and the Merger Agreement and such other documents, certificates and instruments shall be in form and substance satisfactory to the Noteholder and its special counsel. The Noteholder shall have received an Officer's Certificate of the Company certifying that attached thereto are true, correct and complete copies of the fully executed Merger Agreement and such other documents, certificates and instruments, that such documents are the only agreements between such parties relating to the transactions contemplated by the Merger Agreement or the business or assets of the Company, that each such document is in full force and effect without any term or condition thereof having been amended, modified or waived, that there is no default thereunder and that all conditions precedent to the effectiveness of the Merger set forth in the Merger Agreement shall have been satisfied (without any thereof having been waived). The Merger shall have been consummated and the Company shall own 100% of the stock of Pioneer/Technologies.

        Section 3.4 THE GUARANTEES. The Maryland Guarantee and the Canada Guarantee each shall have been duly executed and delivered and shall constitute the legal, valid and binding obligations of the obligor thereunder, enforceable in accordance with its terms.

SECTION 4. MISCELLANEOUS.

        Section 4.1. CROSS-REFERENCES. References in this Amendment to any Section (or "Section") are, unless otherwise specified, to such Section (or "Section ") of this Amendment.

        Section 4.2. INSTRUMENT PURSUANT TO PURCHASE AGREEMENT. This Amendment is executed pursuant to Section 13.4 of the Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Purchase Agreement. Except as expressly amended hereby, all of the

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


representations, warranties, terms, covenants and conditions of the Purchase Agreement and the Notes shall remain unamended and unwaived. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Purchase Agreement or the Notes or of any term or provision of any other document or of any transaction or further action on the part of the Company which would require the consent of any Noteholder under the Purchase Agreement.

        Section 4.3. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 4.4. COUNTERPARTS. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.

        Section 4.5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the law of the State of New York.

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                                     13

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized thereunto as of the date and year first above written.

                                        PIONEER-STANDARD ELECTRONICS, INC.


                                        By: /s/ John V. Goodger
                                           ------------------------------
                                           Name: John V. Goodger
                                           Title: VICE PRESIDENT, TREASURER



                                        TEACHERS INSURANCE AND ANNUITY
                                         ASSOCIATION OF AMERICA


                                        By: /s/ Lauren S. Archibald
                                           -------------------------------
                                           Name: Lauren S. Archibald
                                           Title: Managing Director -
                                                  Private Placements


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